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                                                                    Exhibit 99.1

         BERKSHIRE HILLS BANCORP, INC. TO ACQUIRE WORONOCO BANCORP, INC.
                         CREATING $2 BILLION INSTITUTION


     BERKSHIRE BANK TO ADD $600 MILLION IN LOANS, $460 MILLION IN DEPOSITS,
                     10 BRANCHES AND TWO INSURANCE AGENCIES

December 17, 2004

         PITTSFIELD and WESTFIELD, MA - Berkshire Hills Bancorp, Inc. ("Berkshire Hills") (AMEX: BHL) the holding company for Berkshire Bank, and Woronoco Bancorp, Inc. ("Woronoco") (AMEX: WRO) the holding company for Woronoco Savings Bank, announced today that they have signed a definitive merger agreement under which Berkshire Hills will acquire Woronoco. Headquartered in Westfield, Woronoco Savings Bank has assets of approximately $898.5 million at September 30, 2004 and operates 10 banking offices and two insurance agency offices in Hampden and Hampshire counties in western Massachusetts.

         The combined institution will serve customers through a network of 22 full-service branches in western Massachusetts and New York, having total assets of approximately $2.0 billion. As a result, Berkshire Bank will be the 4th largest publicly traded bank headquartered in Massachusetts and the largest headquartered in the western part of the state. Berkshire Hills and Woronoco will merge operations and existing Woronoco Savings Bank branches will become branches of Berkshire Bank.

         Michael P. Daly will be President and Chief Executive Officer of both Berkshire Hills and Berkshire Bank and the headquarters will remain in Pittsfield. Lawrence A. Bossidy will be Chairman of the Board of Directors of the combined companies. Cornelius D. Mahoney, Chairman, President and Chief Executive Officer of Woronoco and Woronoco Savings Bank, and two other Woronoco directors will join the Boards of Directors of Berkshire Hills and Berkshire Bank when the merger is completed.

         Under the terms of the merger agreement, which has been unanimously approved by the Directors of both companies, Woronoco will merge with and into Berkshire Hills. Stockholders of Woronoco will have the right to elect to receive either $36.00 in cash or one share of Berkshire Hills common stock in exchange for each share of Woronoco held by them, subject to proration procedures so that 75 percent of the outstanding Woronoco common shares are converted into Berkshire Hills common stock and the balance are converted into the cash consideration. Based upon Berkshire Hills' closing price of $37.00 on December 16, 2004, the transaction is valued at $36.75 per share, or approximately $144.5 million in the aggregate. If not previously exercised, Woronoco stock options will be converted into Berkshire Hills stock options upon the completion of the merger on a one-for-one basis. Additionally, under the terms of the agreement, Woronoco will pay its stockholders a one-time $0.25 special cash dividend. This dividend will be paid in addition to the regular quarterly cash dividends to be paid by Woronoco.

         The purchase price represents 172.7 % of Woronoco's tangible book value, 23.1 times Woronoco's trailing twelve months earnings and a 19.0% premium to core deposits.

         Commenting on the merger, Mr. Daly said, "This transaction meets all of the criteria we have recently articulated that must be present for us to do a significant acquisition: it is accretive to earnings in one of the contiguous regions of western Massachusetts, New York, Connecticut or Vermont, and Woronoco complements our community banking strengths. Woronoco is a quality institution with a strong consumer base, significant

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business and wealth management growth opportunities, and a low risk profile.
Woronoco's insurance group will give us a platform to provide quality insurance products to Berkshire Bank customers. In combination with Berkshire Bank's strong commercial base, wealth management, trust services, and government banking services, the combined institution will be a formidable commercial and community banking franchise, with significant non-interest income potential, management synergies, and solid asset quality."

         Mr. Mahoney added, "We are very pleased to join Berkshire Hills and Berkshire Bank and know that this new partnership will continue to serve our customers, communities and employees with the same care and commitment characteristic of Woronoco Savings Bank. Our Board of Directors placed great value on the compatibility of the two organizations. I am very impressed with their business strategy and execution, as well as the quality of their management and Board of Directors. This is good news for our customers, shareholders and employees."

         In connection with the merger, Berkshire Hills plans to deleverage the combined entity's balance sheet by up to $250 million through a combination of investment portfolio and loan sales. Proceeds will be used to retire FHLB borrowings and brokered certificates of deposit. Berkshire Hills expects the deleveraging to improve the combined company's asset/liability position, eliminate earnings from wholesale funding activities and refocus efforts on core organic growth.

         Excluding estimated one-time merger-related costs of approximately $25.1 million, exclusive of balance sheet restructuring charges, but including the impact of the planned balance sheet restructuring and cost savings, which are currently estimated to total approximately 30% of Woronoco's current non-interest expense levels, the acquisition is estimated to be nominally accretive to Berkshire Hills' estimated 2005 earnings per share net of securities gains. For 2006, the first full year of combined operations, Berkshire Hills expects the transaction to be 6% accretive to its earnings per share net of securities gains. Berkshire Hills has not factored any revenue enhancements into its projections.

         Neither Berkshire Bank Foundation, Greater Berkshire Foundation nor Woronoco Savings Charitable Foundation will be affected by the merger. Each foundation will remain independent entities dedicated to providing grants in its local communities.

         The merger is subject to approval by state and federal regulatory agencies and the stockholders of both companies. The parties anticipate that the transaction will close in the second quarter of 2005. Northeast Capital & Advisory, Inc. served as the financial advisor for Berkshire Hills, and Sandler O'Neill & Partners, L.P. advised Woronoco. Wachtell, Lipton, Rosen & Katz served as outside legal counsel to Berkshire Hills, while Muldoon Murphy Faucette & Aguggia LLP served as outside legal counsel to Woronoco.

CONFERENCE CALL

         Berkshire Hills and Woronoco will hold a conference call regarding these announcements at 11:00 a.m. EST today, Friday, December 17, 2004. The conference call can be accessed by dialing 1-877-407-8035. Please call in a few minutes prior to 11:00 a.m. (ET) to register for the event. A copy of the investor presentation for this call will be available at Berkshire Bank's Web site at www.berkshirebank.com, and in the presentations section of the investor relations section of Woronoco Savings Bank's Web site at www.woronoco.com at approximately 10:30 a.m. today. There will be no replay of this call.

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         The proposed transaction will be submitted to Berkshire Hills' and
Woronoco's stockholders for their consideration. Berkshire Hills and Woronoco will file a registration statement, a joint proxy statement/prospectus, and other relevant documents concerning the proposed transaction with the SEC. Stockholders of Berkshire Hills and Woronoco are urged to read the registration statement and the joint proxy statement/prospectus when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. You will be able to obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about Berkshire Hills and Woronoco, at the SEC's Web site (http://www.sec.gov). Copies of the joint proxy statement/prospectus and the SEC filings that will be incorporated by reference in the joint proxy statement/prospectus can be obtained, without charge, by directing a request to Rose A. Borotto, Investor Relations, Berkshire Hills Bancorp, Inc., 24 North Street, Pittsfield, MA 01201 (413) 236-3144 or Mark Roberts, Vice President, Finance, Woronoco Bancorp, Inc., 31 Court Street, Westfield, MA 01085 (413) 564-6270. Each of Berkshire Hills and Woronoco and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Berkshire Hills and Woronoco, as the case may be, in connection with the merger. Information about the directors and executive officers of Woronoco and their ownership of Woronoco common stock is set forth in the proxy statement, dated March 22, 2004, for Woronoco's 2004 annual meeting of stockholders, as filed with the SEC on a
Schedule 14A. Information about the directors and executive officers of Berkshire Hills and their ownership of Berkshire Hills common stock is set forth in the proxy statement, dated April 1, 2004, for Berkshire Hills' 2004 annual meeting of stockholders, as filed with the SEC on a Schedule 14A. Additional information regarding the interests of such participants may be obtained by reading the joint proxy statement/prospectus when it becomes available.

         Berkshire Hills Bancorp, Inc. is the holding company for Berkshire Bank. Established in 1846, Berkshire Bank is one of Massachusetts' oldest and largest independent banks and is the largest banking institution based in western Massachusetts. The Bank is headquartered in Pittsfield, Massachusetts, with 11 branch offices serving communities throughout Berkshire County, and a representative office and one branch in New York. The bank is committed to continue operation as an independent bank, delivering exceptional customer service and a broad array of competitively priced retail and commercial products to its customers. For more information on Berkshire Hills Bancorp, Inc., visit www.berkshirebank.com or call (413) 443-5601.

         Woronoco Bancorp, Inc. is the holding company for Woronoco Savings Bank. Established in 1871, and headquartered in Westfield, Massachusetts, Woronoco Savings Bank provides a wide variety of financial products and services through its ten branch offices located in Hampden and Hampshire Counties in western Massachusetts. Through its partnership with Infinex Financial Group, the Bank offers access to a full range of investment products, including stocks, bonds, mutual funds and annuities. The Bank's subsidiary, the Woronoco Insurance Group, Inc., offers property and casualty insurance products and life insurance and group life, group health and accident insurance products for individuals and commercial clients. For more information regarding the Bank's products and services, and for Woronoco Bancorp, Inc. investor-relations information, please visit its web site at www.woronoco.com.

         This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. This press release contains certain forward-looking statements that are based on certain assumptions and describe future plans, strategies and expectations of Berkshire Hills Bancorp, Inc., Berkshire Bank, Woronoco Bancorp, Inc. and Woronoco Savings Bank. These forward-looking statements include, but are not limited to, statements about (i) the benefits of the merger between Berkshire Hills and Woronoco, including future financial and operating results, cost savings, and accretion to reported earnings that may be realized from the merger; and (ii) Berkshire Hills' and Woronoco's plans, objectives, expectations and

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intentions, and other statements contained in this presentation that are not historical facts. These forward-looking statements are generally identified by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project" or similar expressions. Berkshire Hills' and Woronoco's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors that could have a material adverse effect on the operations of Berkshire Hills, Woronoco and either's subsidiaries include, but are not limited to, changes in interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in Berkshire's or Woronoco's market area and accounting principles and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Berkshire Hills and Woronoco do not undertake - and specifically disclaim any obligation - to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

         In addition, the following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the businesses of Berkshire Hills and Woronoco may not be combined successfully, or such combination may take longer to accomplish than expected; (2) the cost savings from the merger may not be fully realized or take longer than expected; (3) operating costs, customer loss and business disruption following the merger, including adverse effects on relationships with employees, may be greater than expected; (4) governmental approvals of the merger may not be obtained, or adverse regulatory conditions may be imposed in connection with governmental approvals of the merger; (5) the stockholders of Berkshire Hills and Woronoco may fail to approve the merger; (6) adverse governmental or regulatory policies may be enacted; (7) the risks associated with continued diversification of assets and adverse changes to credit quality; (8) the risks associated with a proposed balance sheet deleveraging; and (9) difficulties associated with achieving expected future financial results. Additional factors that could cause actual results to differ materially from those expressed in forward-looking statements are discussed in Berkshire Hills' and Woronoco's reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission and available on the SEC's Internet site (http://www.sec.gov). All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to Berkshire Hills or Woronoco or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of December 17, 2004. Except as required by law or regulation, Berkshire Hills and Woronoco do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after December 17, 2004.

Media contacts:

Michael P. Daly                               Cornelius D. Mahoney
President and                                 Chairman, President and
Chief Executive Officer                       Chief Executive Officer
Berkshire Hills Bancorp, Inc.                 Woronoco Bancorp, Inc.
(413) 236-3194                                (413) 568-9141

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